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                                                                 EXHIBIT (d)(23)

                ADDENDUM TO THE PORTFOLIO MANAGEMENT AGREEMENT

     The Portfolio Management Agreement ("Agreement") made the 1st day of January 1994, and subsequently amended on January 1, 1997 between Pacific Life Insurance Company ("Pacific Life"), a life insurance company domiciled in California, Janus Capital Corporation ("Janus", "Portfolio Manager"), a Colorado corporation, and Pacific Select Fund (the "Fund"), a Massachusetts Business Trust, is hereby amended as set forth in this Addendum to the Portfolio Management Agreement, which is dated as of August 14, 2000.

     WHEREAS, the Fund is registered with the Securities and Exchange Commission as an open-end management investment company; and

     WHEREAS, the Fund offers shares in several Portfolios, two of which are designated the Focused 30 Portfolio and Strategic Value Portfolio; and

     WHEREAS, pursuant to the Agreement, Pacific Life and the Fund have appointed Janus as Portfolio Manager to the Growth LT Portfolio and Janus has accepted such appointment; and

     WHEREAS, Pacific Life and the Fund desire to appoint Janus as Portfolio Manager to the Focused 30 Portfolio and Strategic Value Portfolio under the provisions set forth in the Agreement and in this Addendum; and

     WHEREAS, the Portfolio Manager is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual premises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby appoints the Portfolio Manager to act as Portfolio Manager with respect to the Focused 30 Portfolio and Strategic Value Portfolio which, in addition to all other Portfolios previously established, shall be deemed one of the Portfolios under the Agreement, subject to the terms and conditions as specified in the Agreement, including the Fee Schedule of the Agreement as amended by this Addendum.

     2.   The Fee Schedule of the Agreement is amended to read as follows:

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                              PACIFIC SELECT FUND
                                 FEE SCHEDULE
                           JANUS CAPITAL CORPORATION



                     Portfolio:  Focused 30 Portfolio


     The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Focused 30 Portfolio at an annual rate equal to:


          0.55% on the first $100 million
          0.50% on the next $400 million
          0.45% on excess

     These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.



                     Portfolio:  Strategic Value Portfolio


     The Adviser will pay to the Portfolio Manager a monthly fee based on the average daily net assets of the Strategic Value Portfolio at an annual rate equal to:


          0.55%  on the first $100 million
          0.50% on the next $400 million
          0.45% on excess

     These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first indicated above.


                                       PACIFIC LIFE INSURANCE COMPANY


Attest:  /s/ Audrey L. Milfs           By:  /s/ Thomas C. Sutton
------------------------------------      -----------------------------------
Name:  Audrey L. Milfs                 Name:  Thomas C. Sutton
Title: Secretary                       Title: Chairman of the Board &
                                              Chief Executive Officer


                                       JANUS CAPITAL CORPORATION


Attest:  /s/ Verna Morris              By:  /s/ Bonnie Howe
-------------------------------------  --------------------------------------
Name:  Verna Morris                    Name:  Bonnie M. Howe
Title: Secretary                       Title: Vice President


                                       PACIFIC SELECT FUND


Attest:  /s/ Audrey L. Milfs           By:  /s/ Thomas C.Sutton
-------------------------------------  --------------------------------------
Name:  Audrey L. Milfs                 Name:  Thomas C. Sutton
Title: Secretary                       Title: Chairman of the Board & Trustee

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